As filed with the Securities and Exchange Commission on September 1, 2011.

Registration No. 333-173635

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON

FORM S-8

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

211 Main Street

San Francisco, CA 94105

(415) 667-7000

(Address of principal executive offices)

optionsXpress Holdings, Inc. 2008 Equity Incentive Plan

optionsXpress Holdings, Inc. 2005 Equity Incentive Plan

optionsXpress, Inc. 2001 Equity Incentive Plan

(Full title of the plans)

Joseph R. Martinetto

Executive Vice President and Chief Financial Officer

The Charles Schwab Corporation

211 Main Street

San Francisco, CA 94105

Telephone: (415) 667-7000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	2,379,270	N/A	N/A	N/A

(1)	The number of shares registered is based on an estimate of the maximum number of shares of common stock of The Charles Schwab Corporation issuable under the optionsXpress Holdings, Inc. 2008 Equity Incentive Plan, the optionsXpress Holdings, Inc. 2005 Equity Incentive Plan and the optionsXpress, Inc. 2001 Equity Incentive Plan (the “Plans”).
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock of The Charles Schwab Corporation that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(3)	The proposed maximum offering price was calculated and the fee was previously paid in connection with the filing with the Securities and Exchange Commission of the original Registration Statement on Form S-4 of The Charles Schwab Corporation (File No. 333-173635) filed on April 21, 2011, to which this is Post-Effective Amendment No. 1.

EXPLANATORY NOTE

The Charles Schwab Corporation (“CSC” or the “Registrant”) amends its Registration Statement on Form S-4 (Registration No. 333-173635), as amended by Amendment No. 1, which was declared effective July 27, 2011, by filing this Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment No. 1”). CSC filed the Form S-4 in connection with the merger between optionsXpress Holdings, Inc. (“optionsXpress”) and Neon Acquisition Corporation (“Neon”), a wholly-owned subsidiary of CSC, pursuant to an Agreement and Plan of Merger by and among optionsXpress, Neon and CSC (the “Merger Agreement”), pursuant to which optionsXpress became a wholly-owned subsidiary of CSC.

Under the terms of the Merger Agreement, at the effective time of the merger, each share of optionsXpress common stock, par value $0.0001 per share, was converted to the right to receive 1.02 shares of CSC common stock, par value $0.01 per share, and all outstanding options to acquire shares of optionsXpress common stock issued pursuant to optionsXpress Holdings, Inc. 2008 Equity Incentive Plan, optionsXpress Holdings, Inc. 2005 Equity Incentive Plan and optionsXpress, Inc. 2001 Equity Incentive Plan (collectively, the “Plans”) were converted into corresponding options to acquire CSC common stock based on that exchange ratio. In addition, all outstanding unvested deferred shares of optionsXpress common stock issued pursuant to the Plans were converted into the right to receive shares of CSC common stock based on that exchange ratio.

CSC hereby amends the Form S-4 by filing this Post-Effective Amendment No. 1 relating to 2,379,270 shares of CSC common stock issuable upon the exercise of options and the vesting of deferred shares granted pursuant to the terms of the Plans. All such shares were previously registered on the Form S-4 but will be subject to issuance pursuant to this Post-Effective Amendment No. 1.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the applicable prospectus is omitted from this Post-Effective Amendment No. 1 in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and in the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Post-Effective Amendment No. 1:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 25, 2011;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, filed with the Securities and Exchange Commission on May 6, 2011 and August 5, 2011, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed on March 21, May 9 and May 23, 2011; and

(d) The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 23, 2010, including any amendment or description filed for the purpose of updating such description.

All reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Post-Effective Amendment No. 1 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Post-Effective Amendment No. 1 from the date of filing of such reports and documents. Unless expressly incorporated in this Post-Effective Amendment No. 1, a report furnished on Form 8-K shall not be incorporated by reference into this Post-Effective Amendment No. 1.

Any statement contained herein or in a document incorporated by reference into this Post-Effective Amendment No. 1 shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated herein) modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article 8 of the Registrant’s certificate of incorporation provides that, pursuant to Delaware law, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, with specific exceptions. The exceptions relate to (1) any breach of a director’s duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (4) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

The Registrant’s bylaws also provide for the indemnification of both the Registrant’s directors and officers within the limitations permitted by Delaware law and the Registrant has entered into indemnification agreements with its directors which provide that the Registrant will indemnify the directors to the fullest extent authorized by law.

The Registrant has obtained directors’ and officers’ liability and corporate reimbursement insurance covering all officers and directors of the Registrant and its subsidiaries and providing for the reimbursement of amounts paid by the Registrant or its subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

For the list of exhibits, see Exhibit Index to this Post-Effective Amendment No. 1, which is incorporated in this item by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 1, 2011.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Joseph R. Martinetto
Name: Joseph R. Martinetto
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 1st day of September 2011 by the following persons in the capacities indicated.

Name and Signature	Title
* Walter W. Bettinger II	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Joseph R. Martinetto Joseph R. Martinetto	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Charles R. Schwab	Chairman of the Board
* Nancy H. Bechtle	Director
* C. Preston Butcher	Director
* Frank C. Herringer	Director
* Stephen T. McLin	Director
* Arun Sarin	Director

* Paula A. Sneed	Director

Name and Signature	Title
* Roger O. Walther	Director

* Robert N. Wilson	Director

* By:	/s/ Joseph R. Martinetto
Name: Joseph R. Martinetto Title: Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit No.	Exhibit

4.1	Fifth Restated Certificate of Incorporation, effective May 7, 2001, of The Charles Schwab Corporation (incorporated by reference to Exhibit 3.11 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2006)

4.2	Fourth Restated Bylaws, as amended on January 27, 2010, of The Charles Schwab Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2010)

4.3	optionsXpress Holdings, Inc. 2008 Equity Incentive Plan (incorporated by reference to Appendix A to optionsXpress Holdings, Inc.’s Proxy Statement filed with the Securities and Exchange Commission on April 18, 2008 (File No.: 001-32419), as amended in optionsXpress Holdings, Inc.’s Proxy Statement filed on May 13, 2008)

4.4	optionsXpress Holdings, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to optionsXpress Holdings, Inc.’s Registration Statement on Form S-l/A filed with the Securities and Exchange Commission on January 7, 2005, File No.: 333-119967).

4.5	optionsXpress, Inc. 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to optionsXpress Holdings, Inc.’s Registration Statement on Form S-l/A filed with the Securities and Exchange Commission on January 7, 2005, File No.: 333-119967).

5	Opinion of Simpson Thacher & Bartlett LLP*

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5)

24	Powers of Attorney (included as part of the signature page to the original Registration Statement on Form S-4 filed on April 21, 2011).

*	Previously filed as an exhibit to the original Registration Statement on Form S-4 filed on April 21, 2011, to which this is an amendment.